PROXY RESULTS
   Tri-Continental Corporation Stockholders voted on the following proposals at the Annual Meeting of Stockholders onMay 15, 1997, in Boston, MA. The description of each proposal and the voting results are stated below.Each Director was elected, the amendment to the Charter of the Corporation was approved, and the selection of Deloitte &Touche LLP as auditors was ratified.None of the Stockholder proposals passed.

                                           For          Withheld
                                           ---          --------
Election of Directors:
  John R. Galvin                       73,974,295       3,807,874
  William C. Morris                    74,285,161       3,497,096
  James Q. Riordan                     74,247,894       3,534,341
  Richard R. Schmaltz                  74,105,138       3,677,079
  Robert L. Shafer                     74,119,246       3,662,977
  Brian T. Zino                        74,286,839       3,495,600



                                                                                           Broker
                                           For            Against         Abstain         Non-Vote
                                           ---            -------         -------         --------
Ratification of Deloitte &
   Touche LLP as auditors              75,453,975          829,308       1,498,993           N/A

Amendment to Increase
   the Number of Authorized
   Shares of CommonStock               69,031,522        7,118,885       1,631,836           N/A


Stockholder proposal relating to:

   1) limiting the issuance of
      new shares                        8,608,333       48,291,169       2,864,876       18,017,897

   2) share repurchase program          8,324,793       48,365,737       3,073,848       18,017,897

   3) conversion to a mutual fund       9,442,163       48,000,901       2,321,314       18,017,897

   4) additional qualification
      for potential Directors          11,004,099       45,767,389       2,992,892       18,017,895

   5) conversion to an index fund       5,804,860       50,990,841       2,968,678       18,017,896